EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 27, 2013 relating to the financial statements of American Critter College, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Bongiovanni & Associates C.P.A’s
Bongiovanni & Associates C.P.A’s
March 24, 2014